THOMAS F. PRISBY, CHAIRMAN
CFS Bancorp, Inc. 707 Ridge Road ● Munster, Indiana 46321

October 29, 2009
FOR IMMEDIATE RELEASE

CONTACT:    Thomas F. Prisby, Chairman of the Board and Chief Executive Office
                        219-836-2960

CFS Bancorp, Inc. Announces Third Quarter Results

MUNSTER, IN – October 29, 2009 – CFS Bancorp, Inc. (NASDAQ: CITZ) (the Company), the parent of Citizens Financial Bank (the Bank), today reported a net loss of $4.7 million, or $(0.44) per share for the third quarter of 2009, compared to a net loss of $1.0 million, or $(0.10) per share for the third quarter of 2008.  The results for the third quarter of 2009 were impacted significantly by a provision for loan losses of $9.4 million and a $1.3 million valuation allowance on other real estate owned (OREO), which were attributable to the impact of rapid declines in real estate collateral values.

For the nine months ended September 30, 2009, the Company reported a net loss of $2.5 million, or $(0.24) per share, compared to a net loss of $1.6 million or $(0.15) per share for the comparable 2008 period.

Chairman’s Comments

“Our financial results for the quarter were disappointing.  Rapid declines in real estate collateral values on nonperforming assets resulted in a significant increase in our provision for loan losses as well as a $1.3 million increase in the valuation allowance on OREO.  In addition, higher professional fees related to a shareholder derivative demand and higher FDIC insurance premiums negatively impacted earnings.  These factors exceeded reductions in controllable overhead costs, increases in non-interest income, and increases in net interest income attributable to higher net interest margins,” said Thomas F. Prisby, Chairman & CEO.

“Despite indications that the national recession may be ending, the local economy in our northwest Indiana and southwest suburban Chicago market area remains depressed.  Most economists are predicting a very gradual recovery.  Businesses are continuing to struggle to meet their obligations and the commercial real estate sector is increasingly at risk.  Current declines in the real estate collateral values supporting many of the Bank’s non-performing loans and OREO led to material increases in impairments, charge-offs and a write down of the value of OREO during the quarter.  These non-performing assets represent a significant drag on earnings for a number of reasons, and our management team is committed to addressing these problem credits in an aggressive, yet prudent, manner within the constraints of current and forecasted market conditions.

“We remain committed to our Strategic Growth and Diversification Plan; however, given that quality asset growth remains elusive in the current environment, management intends to continue to opportunistically reduce costs as appropriate within our longer term Strategic Growth and Diversification Plan,” added Prisby.

CFS Bancorp, Inc. – Page  2 of  8
Progress on Strategic Growth and Diversification Plan

The Company’s Strategic Growth and Diversification Plan is built around four core objectives:  decreasing non-performing loans; ensuring costs are appropriate given the Company’s targeted future asset base; growing while diversifying by targeting small and mid-sized business owners for relationship-based banking opportunities; and expanding and deepening the Company’s relationships with its clients by meeting a higher percentage of the clients’ financial service needs.

Progress on the Strategic Growth and Diversification plan has been negatively impacted by the length and severity of the current recession.  The current recession started in December 2007, according to the National Bureau of Economic Research (NBER).  Even if it had ended, as some economic observers have indicated, early in the third quarter of 2009, the current contraction would represent the longest period of U.S. economic contraction in the post World War II era.  For comparison, the average length of the ten prior postwar contraction periods was ten months.

The Company’s ability to achieve targeted earning asset levels has been hampered by current economic and regulatory conditions.  Our efforts to attract new business banking clients and deepen relationships with current clients are progressing; however, our successes in this arena have resulted in slower asset and income growth rates than would be achieved in normal economic times.  Growth remains a strategic priority, but expectations of future growth are tempered by the reality of the market.  Management believes the Company will be able to achieve quality, relationship-based loan growth over time and as the economy recovers.

Net Interest Income

Net interest margin increased five basis points to 3.74% for the third quarter of 2009 from 3.69% for the second quarter of 2009 and 27 basis points from 3.47% for the third quarter of 2008.  Net interest income increased to $9.4 million compared to $9.3 million for the second quarter of 2009 and $8.9 million for the third quarter of 2008.  Net interest income continues to be positively affected by lower interest rates on interest-bearing deposits and borrowed money due to lower market rates coupled with a decrease in the amortization of the premium on the early extinguishment of Federal Home Loan Bank (FHLB) debt.

Interest income decreased 2.9% to $12.6 million for the third quarter of 2009 compared to $13.0 million for the second quarter of 2009 and 12.4% from $14.4 million for the third quarter of 2008.  Interest income was negatively affected during the third quarter of 2009 by an increase in non-performing assets.  The decrease from the third quarter of 2008 was due to lower market rates of interest during the third quarter of 2009 coupled with a 9.4% increase in non-performing assets since December 31, 2008.

Interest expense decreased 12.1% to $3.2 million for the third quarter of 2009 from $3.6 million for the second quarter of 2009 and 41.6% from $5.5 million for the third quarter of 2008.  Interest expense on deposits was positively affected by disciplined pricing on deposits, including certificates of deposit, as current market interest rates remain lower than 2008.  In addition, the amortization of the premium on the early extinguishment of FHLB debt decreased $246,000 from the third quarter of 2008.

CFS Bancorp, Inc. - Page 3 of  8

Non-Interest Income and Non-Interest Expense

Excluding available-for-sale security gains and losses, non-interest income increased $154,000 or 7.2% from the second quarter of 2009 primarily as a result of an increase in service charges and other fees.  Non-interest income excluding available-for-sale security gains and losses decreased $341,000, or 13.0%, from the third quarter of 2008 resulting from decreases of $161,000 in service charges and other fees and $131,000 of income on the Company’s bank-owned life insurance policy due to lower interest crediting rates.

Non-interest expense for the third quarter of 2009 increased 3.1% to $10.2 million compared to $9.9 million for the second quarter of 2009 primarily due to a $1.1 million increase in an OREO valuation reserve caused by the decline in its net realizable value.  The linked quarter increase in professional fees was $150,000 which was related to a shareholder derivative demand made late in the first quarter of 2009.  The Company anticipates professional fees to continue to be higher in 2009 as compared to 2008 because of the derivative demand.  Partially offsetting these increases were linked quarter decreases in compensation and employee benefits expense totaling $573,000 due to the adjustment of the Company’s incentive accruals and $492,000 of FDIC insurance from the absence of the special assessment charged in the second quarter of 2009.

Non-interest expense for the third quarter of 2009 increased 18.1% to $ 10.2 million from $8.7 million for the third quarter of 2008.  The increase from the 2008 period was primarily a result of increases in nondiscretionary expense items including the aforementioned increase in the valuation reserve for other real estate owned; increased FDIC insurance premiums of $431,000 due to the industry-wide increase in assessment rates for 2009; and increased professional fees of $375,000 which are primarily related to a shareholder derivative demand made late in the first quarter of 2009.  The Company incurred professional fee expenses totaling $551,000 for the third quarter of 2009 related to the shareholder derivative demand.

Asset Quality

The provision for losses on loans for the third quarter of 2009 increased to $9.4 million from $713,000 for the second quarter of 2009 and from $1.4 million for the third quarter of 2008.  Net charge-offs for the third quarter of 2009 totaled $3.6 million compared to $1.3 million for the second quarter of 2009 and $3.2 million for the third quarter of 2008.  Net charge-offs during the third quarter of 2009 included the charge-offs of home equity lines of credit totaling $1.6 million and partial charge-offs of $1.8 million on several collateral dependent non-owner occupied commercial real estate and construction and land development loans.  The third quarter provision for losses on loans was also impacted by the increase in impairment reserves of $4.8 million on three hospitality loans and $491,000 on a condominium project.

The allowance for losses on loans totaled $20.8 million at September 30, 2009 compared to $15.6 million at December 31, 2008.  The ratio of allowance for losses on loans to total loans increased to 2.78% at September 30, 2009 compared to 2.07% at December 31, 2008.  When management determines a non-performing collateral dependent loan has a collateral shortfall, management will immediately charge-off the collateral shortfall.  As a result, the Company is not required to maintain an allowance for losses on loans on these loans as the loan balance has already been written down to its net realizable value (fair value less estimated costs to sell the collateral).

CFS Bancorp, Inc. - Page 4 of  8

Balance Sheet

At September 30, 2009, the Company’s total assets were $1.08 billion compared to $1.12 billion at December 31, 2008.  Securities available-for-sale totaled $205.9 million at September 30, 2009 compared to $251.3 million at December 31, 2008.  The decrease in securities is primarily due to maturities and pay downs coupled with sales activity during 2009.  The Company’s loans receivable were relatively stable at $748.5 million at September 30, 2009 compared to $750.0 million at December 31, 2008.

Deposits increased $23.1 million to $847.2 million at September 30, 2009 from $824.1 million at December 31, 2008 resulting from a $31.5 million increase in non-municipal core deposits.  Investments in the Company’s branch network, technological infrastructure, human capital, and brand have enhanced its ability to translate existing and new client relationships into deposit growth.  Partially offsetting the increase in core deposits was an $11.2 million decrease in time deposits.  Total municipal deposits decreased $6.1 million since December 31, 2008 primarily due to seasonal factors.  While the Company maintains strong relationships with its municipal clients, and municipal deposits continue to comprise an important funding source, management is lowering its reliance on such funds in anticipation that the recession’s impact on municipalities and other government-related entities will result in lower municipal deposit levels.  The Company’s deposits consisted of the following as of the dates indicated:

	September 30,	December 31,
	2009	2008
	(Dollars in thousands)
Core deposits	$440,683	$409,184
Certificates of deposit	353,868	356,227
Subtotal non-municipal deposits	794,551	765,411
Municipal core deposits	42,024	39,221
Municipal certificates of deposit	10,603	19,465
Subtotal municipal deposits	52,627	58,686
Total deposits	$847,178	$824,097

The Company’s borrowed money decreased to $105.4 million at September 30, 2009 from $172.9 million at December 31, 2008 as the Company continues to strengthen its balance sheet and enhance its liquidity position.  The Company’s borrowed money consisted of the following as of the dates indicated:

	September 30,	December 31,
	2009	2008
	(Dollars in thousands)
Short-term variable-rate borrowed money and repurchase agreements	$18,801	$28,312
Gross FHLB borrowed money	86,573	144,800
Unamortized deferred premium	(17)	(175)
Total borrowed money	$105,357	$172,937

Shareholders’ equity at September 30, 2009 decreased to $109.5 million from $111.8 million at December 31, 2008 as a result of the Company’s year to date net loss.

At September 30, 2009, our tangible common equity was $109.5 million, or 10.27% of tangible assets compared to $111.8 million, or 10.01% of tangible assets at December 31, 2008.  At September 30, 2009, the Bank’s total capital to risk-weighted assets declined to 12.02% compared to 13.21% at

CFS Bancorp, Inc. - Page 5 of  8

December 31, 2008 as a result of the net loss for the year combined with a $7.4 million increase in the disallowance of deferred tax assets for regulatory capital purposes.  At September 30, 2009, the Bank’s risk-based capital ratio exceeded the regulatory limit of 10% to be considered “well-capitalized” by $17.3 million.

CFS Bancorp, Inc., is the parent of Citizens Financial Bank, a $1.1 billion asset federal savings bank.  Citizens Financial Bank is an independent bank focusing its people, products and services on helping individuals, businesses and communities be successful.  The Bank has 23 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana.  The Company’s website can be found at www.citz.com.

#   #   #

This press release contains certain forward-looking statements and information relating to the Company that is based on the beliefs of management as well as assumptions made by and information currently available to management.  These forward-looking statements include but are not limited to statements regarding current regulatory capital and equity ratios, general economic conditions, state of the banking industry, successful execution of the Company’s strategy and its Strategic Growth and Diversification Plan, levels of provision for the allowance for losses on loans and charge-offs, loan and deposit growth, diversification of the loan portfolio, non-performing asset levels, interest on loans, asset yields and cost of funds, net interest income, net interest margin, non-interest income, non-interest expense, interest rate environment, bank-owned life insurance interest rates, the expected effect of amortization of deferred premium on the FHLB debt; realization of deferred tax assets; and other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other filings with the Securities and Exchange Commission.  In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “intend,” “should,” and similar expressions, or the negative thereof, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements.  Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties, assumptions and changes in circumstances.  Forward-looking statements are not guarantees of future performance or outcomes, and actual results or events may differ materially from those included in these statements.  The Company does not intend to update these forward-looking statements.

#   #   #

SELECTED CONSOLIDATED FINANCIALS AND OTHER DATA FOLLOW

CFS Bancorp, Inc. – Page  6 of  8

CFS BANCORP, INC.
Highlights (Unaudited)
(Dollars in thousands, except per share data)

		Three Months Ended					Nine Months Ended
EARNINGS HIGHLIGHTS AND PERFORMANCE RATIOS (1)		September 30, 2009		June 30, 2009	September 30, 2008		September 30, 2009		September 30, 2008
Net income/(loss)		$(4,671)		$670	$(1,039)		$(2,540)		$(1,555)
Basic earnings/(loss) per share		(0.44)		0.06	(0.10)		(0.24)		(0.15)
Diluted earnings/(loss) per share		(0.44)		0.06	(0.10)		(0.24)		(0.15)
Cash dividends declared per share		0.01		0.01	0.12		0.03		0.36
Return on average assets		(1.70	) %	0.24%	(0.37	) %	(0.31	) %	(0.18	) %
Return on average equity		(16.06)		2.41	(3.36)		(3.00)		(1.62)
Average yield on interest-earning assets		5.01		5.13	5.60		5.12		5.79
Average cost on interest-bearing liabilities		1.43		1.60	2.41		1.60		2.80
Interest rate spread		3.58		3.53	3.19		3.52		2.99
Net interest margin		3.74		3.69	3.47		3.68		3.31
Average equity to average assets (2)		10.60		10.15	11.17		10.28		11.28
Average interest-earning assets
to average interest-bearing liabilities (2)		112.26		111.48	113.55		111.71		113.13
Non-interest expense to average assets		3.73		3.63	3.13		3.60		2.86
Efficiency ratio		85.43		86.76	107.67		83.24		81.90
Market price per share of common stock
for the period ended:	Closing	$4.68		$4.23	$9.25		$4.68		$9.25
	High	4.68		4.33	11.84		4.80		14.93
	Low	3.75		3.50	8.10		1.75		8.10

STATEMENT OF CONDITION HIGHLIGHTS				September 30,	June 30,		December 31,		September 30,
(at period end)				2009	2009		2008		2008
Total assets				$1,078,420	$1,094,679		$1,121,855		$1,113,418
Loans receivable, net of unearned fees				748,464	750,861		749,973		742,298
Total deposits				847,178	831,104		824,097		832,223
Total stockholders' equity				109,499	115,450		111,809		121,101
Book value per common share				10.16	10.73		10.47		11.34
Non-performing loans				55,980	52,897		54,701		47,799
Non-performing assets				63,401	60,268		57,943		51,146
Allowance for losses on loans				20,799	14,934		15,558		8,664
Non-performing loans to total loans				7.48%	7.04%		7.29%		6.44%
Non-performing assets to total assets				5.88	5.51		5.16		4.59
Allowance for losses on loans to non-performing loans				37.15	28.23		28.44		18.13
Allowance for losses on loans to total loans				2.78	1.99		2.07		1.17

Employees (FTE)				308	318		322		310
Banking centers and offices				23	22		22		22

		Three Months Ended					Nine Months Ended
AVERAGE BALANCE DATA		September 30, 2009		June 30, 2009	September 30, 2008		September 30, 2009		September 30, 2008
Total assets		$1,089,110		$1,099,750	$1,103,127		$1,101,028		$1,139,928
Loans receivable, net of unearned fees		747,491		750,861	728,312		750,071		752,672
Total interest-earning assets		996,045		1,013,480	1,021,029		1,012,927		1,054,772
Total liabilities		973,699		988,177	979,934		987,873		1,011,342
Total deposits		840,417		845,617	839,378		836,566		853,847
Interest-bearing deposits		771,076		781,108	775,960		770,647		791,490
Non-interest bearing deposits		69,341		64,509	63,418		65,919		62,357
Total interest-bearing liabilities		887,298		909,148	899,218		906,786		932,388
Stockholders' equity		115,411		111,573	123,193		113,155		128,586

(1) Ratios are annualized where appropriate.
(2) Ratios calculated on average balances for the periods presented.

CFS Bancorp, Inc. – Page  7 of  8

CFS BANCORP, INC.
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Interest income:
Loans	$9,648	$9,807	$10,739	$29,400	$34,823
Securities	2,742	3,020	3,278	8,805	9,529
Other	195	137	347	575	1,358
Total interest income	12,585	12,964	14,364	38,780	45,710

Interest expense:
Deposits	2,431	2,749	4,058	8,276	14,300
Borrowings	758	880	1,399	2,598	5,241
Total interest expense	3,189	3,629	5,457	10,874	19,541
Net interest income	9,396	9,335	8,907	27,906	26,169
Provision for losses on loans	9,430	713	1,441	10,767	9,355
Net interest income (loss) after provision for losses
on loans	(34)	8,622	7,466	17,139	16,814

Non-interest income:
Service charges and other fees	1,479	1,376	1,640	4,154	4,544
Card-based fees	429	432	408	1,249	1,203
Commission income	56	70	88	197	281
Available-for-sale security gains (losses), net	321	-	(3,470)	1,041	(3,983)
Other asset gains (losses), net	(15)	(6)	11	(21)	8
Income from bank-owned life insurance	218	156	349	552	1,129
Other income	112	97	124	504	445
Total non-interest income	2,600	2,125	(850)	7,676	3,627

Non-interest expense:
Compensation and employee benefits	4,505	5,078	4,510	14,758	13,025
Net occupancy expense	763	750	865	2,410	2,406
FDIC insurance premiums	471	963	40	1,738	120
Professional fees	754	604	379	1,708	865
Furniture and equipment expense	526	520	562	1,581	1,656
Data processing	407	420	387	1,246	1,329
Marketing	155	218	289	571	675
OREO related expenses	1,343	212	89	1,754	279
Loan collection expenses	290	230	311	818	404
Other general and administrative expenses	1,034	948	1,243	3,035	3,645
Total non-interest expense	10,248	9,943	8,675	29,619	24,404

Income (loss) before income taxes	(7,682)	804	(2,059)	(4,804)	(3,963)
Income tax expense (benefit)	(3,011)	134	(1,020)	(2,264)	(2,408)

Net income (loss)	$(4,671)	$670	$(1,039)	$(2,540)	$(1,555)

Per share data:
Basic earnings (loss) per share	$(0.44)	$0.06	$(0.10)	$(0.24)	$(0.15)
Diluted earnings (loss) per share	$(0.44)	$0.06	$(0.10)	$(0.24)	$(0.15)
Cash dividends declared per share	$0.01	$0.01	$0.12	$0.03	$0.36

Weighted-average shares outstanding	10,603,828	10,590,591	10,269,945	10,563,814	10,315,899
Weighted-average diluted shares outstanding	10,695,719	10,697,387	10,406,919	10,674,247	10,539,043

CFS Bancorp, Inc. – Page  8 of  8
CFS BANCORP, INC.
Condensed Consolidated Statements of Condition (Unaudited)
(Dollars in thousands)

	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008

ASSETS
Cash and amounts due from depository institutions	$22,040	$20,553	$15,714	$16,328
Interest-bearing deposits	261	36	3,133	6,095
Federal funds sold	-	234	259	312
Cash and cash equivalents	22,301	20,823	19,106	22,735

Securities available-for-sale, at fair value	205,877	220,324	251,270	249,636
Securities held-to-maturity, at cost	6,000	6,000	6,940	3,500
Investment in Federal Home Loan Bank stock, at cost	23,944	23,944	23,944	23,944

Loans receivable, net of unearned fees	748,464	750,861	749,973	742,298
Allowance for losses on loans	(20,799)	(14,934)	(15,558)	(8,664)
Net loans	727,665	735,927	734,415	733,634

Interest receivable	3,614	3,902	4,325	4,584
Other real estate owned	7,421	7,371	3,242	3,347
Office properties and equipment	20,612	19,703	19,790	19,907
Investment in bank-owned life insurance	36,662	36,449	36,606	36,435
Deferred tax assets	16,997		15,494
Other assets	7,327	20,236	6,723	15,696
Total assets	$1,078,420	$1,094,679	$1,121,855	$1,113,418

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$847,178	$831,104	$824,097	$832,223
Borrowed money	105,357	132,302	172,937	141,146
Advance payments by borrowers for taxes and insurance	7,349	6,121	4,320	7,009
Other liabilities	9,037	9,702	8,692	11,939
Total liabilities	968,921	979,229	1,010,046	992,317

Stockholders' Equity:
Preferred stock, $0.01 par value; 15,000,000 shares authorized	–	–	–	–
Common stock, $0.01 par value; 85,000,000 shares authorized;
23,423,306 shares issued; 10,773,173, 10,764,458, 10,674,511 and
10,676,483 shares outstanding	234	234	234	234
Additional paid-in capital	188,930	189,004	189,211	189,966
Retained earnings	78,675	83,455	81,525	91,696
Treasury stock, at cost; 12,650,133, 12,658,848, 12,748,795 and
12,746,823 shares	(157,041)	(157,508)	(157,466)	(157,439)
Unallocated common stock held by Employee Stock Ownership Plan	-	-	(832)	(2,892)
Accumulated other comprehensive income (loss), net of tax	(1,299)	265	(863)	(464)
Total stockholders' equity	109,499	115,450	111,809	121,101

Total liabilities and stockholders' equity	$1,078,420	$1,094,679	$1,121,855	$1,113,418